YADKIN®
FINANCIAL CORPORATION

IMPORTANT SPECIAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

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DESIGNATION (IF ANY)
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Admission Ticket

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on February 23, 2016.

Vote by Internet

- Go to **www.investorvote.com/YDKN**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.

	For	Against	Abstain
1. Proposal to approve the issuance of shares of Yadkin Financial Corporation common stock in connection with the merger	☐	☐	☐
2. Proposal to adjourn the special meeting, if necessary, to solicit additional proxies in favor of the share issuance proposal	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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Special Meeting Admission Ticket

Special Meeting of
Yadkin Financial Corporation Shareholders

February 23, 2016, 10:00 a.m. Eastern Time
Carolina Country Club
2500 Glenwood Avenue
Raleigh, NC 27608

From I-440:
Merge onto Glenwood Avenue / US-70 East
Head south on Glenwood Avenue toward downtown Raleigh
Carolina Country Club is on the left side 3/10 of a mile past Oberlin Road

Upon arrival, please present this admission ticket
and photo identification at the registration desk.

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

YADKIN®
FINANCIAL CORPORATION

Proxy — Yadkin Financial Corporation

Notice of Special Meeting of Shareholders

Proxy Solicited by Board of Directors for Special Meeting – February 23, 2016

The undersigned hereby constitutes and appoints Scott M. Custer and Terry S. Earley, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote all of the shares of voting common stock of Yadkin Financial Corporation that the undersigned would be entitled to vote at the Special Meeting of Shareholders of the Company to be held on February 23, 2016 at the Carolina Country Club, 2500 Glenwood Avenue, Raleigh, NC 27608 at 10:00 a.m., and at any adjournment, upon the matters described in the accompanying Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus, receipt of which is acknowledged. These proxies are directed to vote on the matters described in the Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus as follows:

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR item 1 and FOR item 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)